KURT D. SALIGER, C.P.A.
                           Certified Public Accountant




March 31, 2000

Board of Directors
Saleoutlet.Com, Inc.
132 West 21st street
New York, NY 10011

Gentlemen:

         We hereby consent to the use of our Independent Auditors' Report dated April 20, 1999 and the accompanying financial statements for Saleoutlet.Com, Inc. (formerly Austin Underground, Inc.) as of and for the year ended December 31, 1998 and March 31, 1999 for inclusion as an exhibit to the Form 10-KSB to be filed with the Securities and Exchange Commission.


                                               Very truly yours,



                                               /s/ Kurt D. Saliger
                                               ---------------------
                                               Kurt D. Saliger
                                               Certified Public Account





                5000 W. Oakey, Suite A-4, Las Vegas, Nevada 89146
                    Phone: (702) 367-1988 Fax: (702) 870-8388